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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                  (INCLUDING THE CERTIFICATES OF DESIGNATIONS,
                           PREFERENCES AND RIGHTS OF
              SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK,
              SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK,
             SERIES E PREFERRED STOCK AND SERIES F PREFERRED STOCK)
                                       OF
                                  JETFAX, INC.


     Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, JETFAX, INC., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation at a duly convened special meeting held on October 3, 1996 duly adopted the following resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation, as previously amended, (including the Certificates of Designations, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) of the Corporation:

          RESOLVED, that the Board of Directors of the Corporation deems it advisable and hereby declares it advisable that each of (a) the Corporation's Certificate of Designations, Preferences and Rights of Series A Preferred Stock, (b) the Corporation's Certificate of Designations, Preferences and Rights of Series B Preferred Stock, (c) the Corporation's Certificate of Designations, Preferences and Rights of Series C Preferred Stock, (d) the Corporation's Certificate of Designations, Preferences and Rights of Series D Preferred Stock and (e) the Corporation's Certificate of Designations, Preferences and Rights of Series E Preferred Stock be amended by deleting the term "1,915,000" in Clause (B) of Section 7(c)(i)(1) of each such Certificate of Designations, and that the Corporation's Certificate of Designations, Preferences and
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     Rights of Series F Preferred Stock be amended by deleting the term
     "1,915,000" in Clause (B) of Section 4(c)(i)(1) thereof, and in each case replacing such term with the term "2,715,000".

     SECOND: Thereafter, the foregoing amendments to the Certificate of Incorporation (including the Certificates of Designations, Preferences and Rights of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) were approved and adopted by the stockholders of the Corporation, including a majority of the outstanding stock of each class entitled to vote thereon as a class, at the Corporation's duly called and held annual meeting of stockholders in accordance with the provisions of the Delaware General Corporation Law.

     THIRD: The foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, JetFax, Inc. has caused this Certificate to be executed this 4th day of November, 1996.


                                      JETFAX, INC.


                                      By: /s/Edward R. Prince III
                                          -----------------------
                                          Edward R. Prince III
                                          President

Attest: /s/Allen K. Jones
        -----------------
        Allen K. Jones
        Secretary

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STATE   OF   CALIFORNIA

COUNTY OF SAN MATEO


        I, Juliet H. Tibbetts, do hereby certify that on this 4th day of November, 1996, Edward R. Prince III personally appeared before me, who being by me duly sworn, declared that he executed the foregoing Certificate in his capacity as President of JetFax, Inc., and that the statements contained therein are true.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE this 4th day of November, 1996.

                                      /s/Juliet Tibbetts
                                      ------------------
                                      Notary Public in and for the
                                      State of California


                                      Juliet Tibbetts
                                      ----------------------------
                                      Printed Name of Notary Public


                                      My Commission Expires:


                                      January 19, 1999

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